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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                   FORM 8-A/A
                                (AMENDMENT NO. 1)
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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                  ------------
                                  ABX AIR, INC.
             (Exact name of Registrant as specified in its charter)
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                 DELAWARE                                 91-1091619
 (STATE OF INCORPORATION OR ORGANIZATION)      (IRS EMPLOYER IDENTIFICATION NO.)

    145 HUNTER DRIVE, WILMINGTON, OHIO                       45177
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)
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
IF THIS FORM RELATES TO THE REGISTRATION OF A        IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS
CLASS OF SECURITIES PURSUANT TO SECTION 12(B) OF     OF SECURITIES PURSUANT TO SECTION 12(G) OF THE
THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO        EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL
GENERAL INSTRUCTION A.(C), PLEASE CHECK THE          INSTRUCTION A. (D), PLEASE CHECK THE FOLLOWING
FOLLOWING BOX.  [X]                                  BOX.  [ ]

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SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS
FORM RELATES:    333-105137
              ---------------
              (IF APPLICABLE)

       Securities to be registered pursuant to Section 12(b) of the Act:

                                              NAME OF EACH EXCHANGE ON WHICH
 TITLE OF EACH CLASS TO BE SO REGISTERED      EACH CLASS IS TO BE REGISTERED
-----------------------------------------    --------------------------------
 COMMON STOCK, PAR VALUE $0.01 PER SHARE      NASDAQ STOCK MARKET, INC.

 PREFERRED STOCK PURCHASE RIGHTS, WITH
  RESPECT TO COMMON STOCK, PAR VALUE
          $0.01 PER SHARE

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

                                EXPLANATORY NOTE

         This amendment is filed to update the disclosure made on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on August 15, 2003. On July 25, 2007, ABX Air, Inc. (the "Company") and National City Bank (the "Rights Agent") amended the Preferred Stock Rights Agreement, dated as of August 15, 2003, between the Company and the Rights Agent (the "Rights Agreement"), by executing the First Amendment to the Preferred Stock Rights Agreement (the "Amendment").

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         The definition of "Exempt Person" set forth in Section 1(p) of the Rights Agreement has been amended to delete subsections (iv) and (v) and the last sentence in their entirety, such that Section 1(p) reads as follows:

         "(p) "Exempt Person" shall mean (i) the Company; (ii) any Subsidiary of the Company; or (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan."

         The foregoing description of the Amendment is qualified in its entirety by reference to the Rights Agreement and the Amendment, which are filed here as
Exhibit 4.1 and 4.2, respectively, and incorporated herein by reference. The Registration Statement on Form 8-A (No. 333-105137) is filed as Exhibit 4.3 hereto and is incorporated herein by reference.

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ITEM 2. EXHIBITS.



Exhibit 4.1   Form of Preferred Stock Rights Agreement by and between ABX
              Air, Inc. and a rights agent (incorporated by reference to the Company's Registration Statement Form S-4 filed on May 9, 2003 with the Commission).
Exhibit 4.2 First Amendment to the Preferred Stock Rights Agreement, dated as of July 25, 2007, by and between ABX Air, Inc. and National City Bank as Rights Agent.
Exhibit 4.3 Registration Statement on Form 8-A (No. 333-105137) (filed with the Commission on August 15, 2003 and incorporated by reference).

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      ABX Air, Inc.

Date: July 26, 2007                   By:  /s/ W. Joseph Payne
                                         -------------------------------
                                         Name:   W. Joseph Payne
                                         Title:  Vice President, General Counsel
                                                 & Secretary

                                  EXHIBIT INDEX

Exhibit 4.1 Form of Preferred Stock Rights Agreement by and between ABX Air, Inc. and a rights agent (incorporated by reference to the Company's Registration Statement Form S-4 filed on May 9, 2003 with the Commission).
Exhibit 4.2 First Amendment to the Preferred Stock Rights Agreement, dated as of July 25, 2007, by and between ABX Air, Inc. and National City Bank as Rights Agent.
Exhibit 4.3 Registration Statement on Form 8-A (No. 333-105137) (filed with the Commission on August 15, 2003 and incorporated by reference).